EXHIBIT 10.3

[date]

[Name and Address of Director]

Re:	ADVANCED MEDICAL OPTICS, INC. NONEMPLOYEE DIRECTOR

RESTRICTED STOCK UNIT AGREEMENT

Dear _______________:

Pursuant to the terms of the Advanced Medical Optics, Inc. 2005 Incentive Compensation Plan [or 2004 Stock Incentive Plan] (the “Plan”), Advanced Medical Optics, Inc., a Delaware corporation (the “Company”), hereby offers to grant to you the number of restricted stock units set forth in Section 2(a) below, on the terms and conditions and subject to the restrictions set forth in the Plan and this Agreement.

To accept this offer, you should complete and sign the enclosed copy of this Agreement, and return it to the Company. This Agreement contains important information and you should read it carefully before you sign it.

1. Definitions. Capitalized terms used in this Agreement that are not otherwise defined herein shall have the same meanings as in the Plan.

2. Basic Terms.

(a) The Restricted Stock Units. The Company hereby offers to grant to you an aggregate of __________ restricted stock units (the “RSUs”) as an annual incentive award [pursuant to your election to defer your annual retainer pursuant to the Company’s Equity Exchange Program]. Except as otherwise provided by the Plan, each RSU granted hereunder shall represent the right to receive one share of Common Stock upon the vesting of such RSU.

(b) Price. You are not required to pay any purchase price for the RSUs.

3. Restrictions on the RSUs. Any RSUs received by you pursuant to this Agreement shall be subject to the following restrictions:

(a) The RSUs may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered until these restrictions lapse and are removed, and any additional requirements or restrictions contained in this Agreement or in the Plan have been satisfied, terminated or expressly waived by the Company in writing.

(b) The restrictions imposed under Paragraph (a) above shall lapse and be removed (and all of the RSUs shall vest) as of the day of the Company’s 2010 [2008 in the case of Equity Exchange Awards ]annual meeting of stockholders.

(c) If your service as a director of the Company is terminated for any reason other than death or Total Disability, all of your rights to RSUs not vested at the time of termination shall immediately terminate.

(d) If you terminate your service as a director of the Company because of death or Total Disability, the restrictions imposed upon the RSUs shall lapse and be removed (and all of the RSUs shall become fully vested) upon such termination of service.

(e) In the event of a Change in Control, the restrictions imposed under Paragraph (a) above upon the RSUs shall lapse and be removed (and all of the RSUs shall become fully vested) as of the date of such Change in Control.

4. Voting and Other Rights. You shall have no rights of a stockholder of the Company until shares of Common Stock are issued upon vesting of your RSUs.

5. Expiration of the Restricted Term. Upon the lapse and removal of the restrictions applicable to all or any portion of the RSUs as provided in Section 3 above the Company intends to issue to you a Form 1099, and you shall be responsible for paying all taxes. If, however, the Company is required to withhold for taxes, you hereby agree, with respect to such RSUs, to pay to the Company, in the form of cash or a certified or bank cashier’s check, an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for your account, or to otherwise make arrangements satisfactory to the Board for the payment of such amounts. You hereby agree that if requested by the Board, you will make appropriate representations in a form satisfactory to the Board that such RSUs will not be sold other than (i) pursuant to an effective registration statement under the Securities Act of 1933 or an applicable exemption from the registration requirements of such Act and (ii) in compliance with all applicable state securities laws and regulations.

6. Agreement Subject to Plan. This Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. Any provision hereof which is inconsistent with the Plan shall be superseded by and governed by this Agreement.

7. No Rights to Continue as a Director. Nothing in the Plan or this Agreement shall confer upon you any right to continue as a member of the Board of Directors of the Company or any subsidiary thereof or shall interfere with or restrict the right of the Company or its stockholders (or of a subsidiary or its stockholders, as the case may be) to terminate your service as a director any time for any reason whatsoever, with or without cause.

8. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

9. Agreement Binding on Successors. The terms of this Agreement shall be binding upon you and upon your heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees.

10. No Assignment. Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by you.

11. Necessary Acts. You hereby agree to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.

12. Invalid Provisions. If any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable laws such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

13. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sufficient in all respects only if delivered in person or sent via certified mail, postage prepaid, or by expedited mail service such as Federal Express or DHL, or facsimile, addressed as follows:

If to you:

If to the Company:	Advanced Medical Optics, Inc. Attn: General Counsel 1700 E. St. Andrew Place Santa Ana, CA 92705 Fax: (714) 247-8679

14. Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

15. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and taken together shall constitute one and the same document.

17. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

If you are in agreement with the foregoing, please fill in the information below, sign this Agreement, and return it to the Company to the attention of the General Counsel.

ADVANCED MEDICAL OPTICS, INC.

By:
James V. Mazzo, Chairman, President and Chief Executive Officer

ACCEPTANCE

The undersigned hereby agrees to receive from ADVANCED MEDICAL OPTICS, INC. an aggregate of _________ Restricted Stock Units of the Company, and agrees to be bound by, and to comply with, the terms and provisions of the Plan and the foregoing Restricted Stock Unit Agreement.

Dated: ________________, 2007.

(Please print your name exactly as you wish to hold title to the RSUs. If you want the transfer agent to use an address other than the one indicated on p. 4, provide that address to the left.)